UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):        November 2, 2006

WALTER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13711	13-3429953
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 871-4811
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

On November 2, 2006, Walter Industries, Inc. (the “Company”) entered into an agreement to induce the conversion of $11,000,000 principal amount of its 3.75% Convertible Senior Subordinated Notes (the “Notes”) issued by the Company under its indenture dated April 20, 2004 (as amended and supplemented, the “Indenture”) entered into between the Company and The Bank of New York Trust Company, N.A., as Trustee.  In connection with the transaction, the holder agreed to convert its Notes into 616,333 shares of the common stock of the Company in accordance with the terms of the Indenture.  The number of shares issued in respect of the conversion represents the product of the principal amount of Notes converted, namely $11,000,000, and the conversion ratio specified in the Indenture, namely 56.0303 shares of common stock per $1,000 principal amount of Notes.  In connection with the conversion, the Company agreed to pay the holder an inducement premium of $1,100,000, as well as the accrued and unpaid interest on the converted Notes of $1,145.83.

The issuance of common stock is exempt from registration under the Securities Act of 1933 by virtue of Section 3(a)(9) thereof.  The Notes of the Company were exchanged for common stock of the Company with an existing Note holder, and no commission or other remuneration was paid or given directly or indirectly for any solicitation of such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006	WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
Victor P. Patrick
Sr. Vice President, General Counsel and Secretary